Greenlane Announces First Quarter 2020 Financial Results
BOCA RATON, Fla., June 4, 2020 – Greenlane Holdings, Inc. (“Greenlane” or "the Company”) (Nasdaq: GNLN) , one of the largest global sellers of premium cannabis accessories and specialty vaporization products, today reported financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights
(Unless otherwise stated, comparisons are made between Q1 2020 and Q4 2019 results)

•Revenue for the first quarter of 2020 was approximately $33.9 million;
•Sales of Greenlane Brands grew to $6.3 million dollars, representing 18.5% of total revenue;
•Gross profit was $7.3 million, or 22% of net sales, an increase of $0.8 million, representing an improvement in gross margin of 414 basis points;
•Entered into a new lease agreement for a new retail store located in Barcelona, Spain, which opened to the public on May 26, 2020;
•Vapor.com, one of the Company’s e-commerce platforms, daily store transactions increased 50.4%;
•VIBES branded products now present at over 2,000 Greenlane customer retail locations;
•Demonstrated commitment to business transformation plan through the targeted reduction of approximately 50 employees which is expected to positively impact the Company's results in future quarters;
•In response to the impact of COVID-19 and changing consumer demand, Greenlane has shifted resourcing towards more in-demand revenue channels, adding sales resources to Channel and Dropship and operational resources to B2C.

Management Commentary

"We have made significant strides in the execution of our business transformation plan and are focused on pursuing higher margin revenue opportunities while strategically right sizing our operations to the current environment,” said Aaron LoCascio, Greenlane’s Chairman and Chief Executive Officer. “We’re beginning to see the positive impact of the investment we made to develop and launch our Greenlane Brands, which accounted for a record 18.5% of net sales and drove the sequential improvement in our gross margin. I’m extremely proud of the collective efforts that our team has put into the success we have achieved to date and I look forward to continuing to update you as we leverage our scale to drive sustained, long-term growth and profitability.”

Q1 2020 Financial Summary

Net sales were $33.9 million in the first quarter of 2020 ("Q1 2020"), as compared to $49.9 million for the first quarter of 2019 ("Q1 2019"), a decrease of $16.0 million or 32.1%. The change in revenue is largely attributable to the FDA's restriction on the sale of certain products, primarily mint-flavored JUUL, and the execution of Greenlane's business transformation plan, whereby the Company has deliberately moved away from low-margin JUUL sales, to focus on higher-margin products. JUUL sales decreased to approximately $4.4 million in Q1 2020, from approximately $21.0 million in Q1 2019. Net sales of Greenlane Brands grew to $6.3 million dollars, representing 18.5% of total revenue in the first quarter of 2020, as compared to $4.6 million in the first quarter of 2019. Net sales of the Company's third-party brands, including Firefly, Santa Cruz Shredder, and MJ Arsenal increased by approximately $1.2 million in Q1 2020 as compared to Q1 2019.

In connection with the Company's business transformation plan and ongoing efforts to optimize its distribution network, Greenlane continues to transition to a more streamlined and centralized model with fewer, but larger, highly automated facilities. Accordingly, on March 31, 2020 the Company closed its brick-and-mortar retail store in Ponce City Market. In addition, Greenlane closed its Schenectady, NY and Delta, Canada distribution centers on May 14, 2020, and May 15, 2020, respectively, and expects to close its Jacksonville, FL, Torrance, CA, and Visalia, CA distribution centers in June 2020.

Q1 2020, gross profit was $7.3 million, or 22% of net sales, compared to $9.0 million, or 18% of net sales in Q1 2019. This increase in gross margin is indicative of the leverage that the Company can drive from its operating model as it continues to reduce the concentration of sales in lower-margin JUUL products and implements additional cost-saving initiatives.

Salaries, benefits, and payroll taxes in Q1 2020 decreased approximately $1.5 million, or 18.2%, compared to Q1 2019, primarily due to a decrease in equity-based compensation expense of $2.5 million, as the Company recognized approximately $0.3 million of expense in Q1 2020, compared to approximately $2.8 million of expense in Q1 2019. The decrease in equity-based compensation was offset by increases in wages and related payroll expenses of approximately $1.1 million as additional workforce was hired to accommodate the Company's operations as a public company and the additional employees absorbed as part of the acquisition of Conscious Wholesale.

Q1 2020 general and administrative expenses increased by approximately $3.3 million to $8.7 million in Q1 2020 compared to $5.4 million in Q1 2019, primarily due to additional costs incurred in connection with operations as a public company.

During Q1 2020, the Company recorded a Goodwill impairment charge of $9.0 million related to the United States reporting unit, which was recognized as a result of a quantitative test of goodwill for the Company's United States and Europe reporting units.

Q1 2020 net loss was $16.8 million, compared to $17.7 million in the same period for the prior year. Adjusted net loss was $6.1 million in Q1 2020 compared to adjusted net loss of $1.5 million for Q1 2019. Adjusted EBITDA was $6.3 million in Q1 2020 compared to adjusted EBITDA of $0.8 million in Q1 2019.

Cash and cash equivalents were $43.9 million and total debt was $8.3 million as of March 31, 2020, compared to $47.8 million and $8.3 million, respectively, as of December 31, 2019.

Conference Call Information

Greenlane will host a conference call today, Thursday, June 4, 2020, to discuss these results. Aaron LoCascio, Chief Executive Officer, and Ethan Rudin, Chief Financial Officer, will host the call starting at 8:30 a.m. Eastern time. A question and answer session will follow management's presentation.

Date:	Thursday, June 4, 2020
Time:	8:30 a.m. Eastern Time
Dial-In Number:	(888) 870-0119
Conference ID:	1064147
Replay:	(855) 859-2056 or (404) 537-3406
Available until 12:00 midnight Eastern Time Tuesday, August 4, 2020

About Greenlane Holdings, Inc.

Greenlane (Nasdaq: GNLN) is one of the largest global sellers of premium cannabis accessories and liquid nicotine products. The Company operates as a powerful house of brands, third-party brand accelerator and distribution platform for consumption devices and lifestyle brands serving the global cannabis and liquid nicotine markets with an expansive customer base of more than 11,000 retail locations, including licensed cannabis dispensaries, and smoke and vape shops. Greenlane merchandises vaporizers and other products in the United States, Canada and Europe and distributes to retailers through its wholesale operations and to consumers through its e-commerce platforms and retail stores. The Company provides value-added customer support to complement its product offerings and help its customers operate and grow their businesses. In addition to owning and operating its own brands, Greenlane is the partner of choice for many of the industry’s leading players including PAX Labs, Grenco Science, Firefly, DaVinci, Eyce, Santa Cruz Shredder, Cookies, JUUL and dozens of others. Our Greenlane Brands category is comprised of child-resistant packaging innovator Pollen Gear; VIBES rolling papers; the Marley Natural accessory line; the Keith Haring Collection accessory line; Aerospaced & Groove grinders, and Higher Standards, which is both an upscale product line and an innovative retail experience with flagship stores at New York City’s famed Chelsea Market and in Malibu, California. The Company also owns and operates several e-commerce platforms, including Vapor.com, an industry leading e-commerce platform which offers convenient, flexible shopping solutions directly to consumers. For additional information, please visit: https://gnln.com/.

Presentation of Financial Information

This press release includes historical consolidated results for the periods presented of Greenlane Holdings, LLC, the predecessor of Greenlane Holdings, Inc., for financial reporting purposes. Accordingly, the consolidated financial statements for periods prior to the completion of the IPO on April 23, 2019 have been adjusted to combine the previously separate entities for presentation purposes.

Use of Non-GAAP Financial Measures

Greenlane discloses Adjusted Net Loss and Adjusted EBITDA, which are non-GAAP financial measures, because management believes these metrics assist investors and analysts in assessing the Company’s overall operating performance and evaluating how well Greenlane is executing its business strategies. You should not consider Adjusted Net Loss or Adjusted EBITDA as alternatives to net loss determined in accordance with GAAP as indicators of Greenlane’s operating performance. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Accordingly, you should not view Adjusted Net Loss or Adjusted EBITDA in isolation or as a substitute, or superior to, financial information prepared and presented in accordance with GAAP. Furthermore, these non-GAAP measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Adjusted Net Loss and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not include interest expense, which has been a necessary element of the Company's costs;
•Adjusted EBITDA does not reflect income tax payments we may be required to make;
•Adjusted EBITDA and Adjusted Net Loss do not reflect equity-based compensation;
•Adjusted EBITDA and Adjusted Net Loss do not reflect transaction and other costs which are generally incremental costs that result from an actual or planned transaction;
•Other companies, including companies in Greenlane's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

For more information on Greenlane's non-GAAP financial measures and a reconciliation of GAAP to non-GAAP financial measures, please see the "Reconciliation of GAAP to Non-GAAP Financial Measures" table in this press release.

Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company’s business; the impact of the ongoing COVID-19 pandemic on the Company's business; growth in demand for the Company’s products; growth in the market for cannabis and nicotine; the Company’s marketing and commercialization efforts; and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information will also be set forth in Greenlane's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Media Contact
MATTIO Communications
Greenlane@mattio.com

Investor Contact:
Rob Kelly
Investor Relations, MATTIO Communications
Greenlane@mattio.com
1-416-992-4539

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	March 31, 2020	December 31, 2019
ASSETS	(Unaudited)
Current assets
Cash	$43,920	$47,773
Accounts receivable, net of allowance of $926 and $936 at March 31, 2020 and December 31, 2019, respectively	6,513	8,091
Inventories, net	43,019	43,060
Vendor deposits	9,148	11,120
Other current assets	2,518	4,924
Total current assets	105,118	114,968

Property and equipment, net	13,850	13,165
Intangible assets, net	6,107	6,301
Goodwill	2,933	11,982
Operating lease right-of-use assets	4,402	4,695
Other assets	2,078	2,091
Total assets	$134,488	$153,202

LIABILITIES
Current liabilities
Accounts payable	$11,132	$11,310
Accrued expenses and other current liabilities	8,271	10,600
Customer deposits	2,583	3,152
Current portion of operating leases	1,218	1,084
Current portion of finance leases	116	116
Total current liabilities	23,320	26,262

Notes payable, less current portion and debt issuance costs, net	7,976	8,018
Operating leases, less current portion	3,454	3,844
Finance leases, less current portion	164	194
Other liabilities	1,016	620
Total long-term liabilities	12,610	12,676
Total liabilities	35,930	38,938

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 125,000 shares authorized; 10,479 shares issued and 10,292 shares outstanding as of March 31, 2020; 9,999 shares issued and 9,812 shares outstanding as of December 31, 2019	103	98
Class B common stock, $0.0001 par value per share, 10,000 shares authorized; 5,870 and 5,975 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	1	1
Class C Common stock, $0.0001 par value per share, 100,000 shares authorized; 77,791 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	8	8
Additional paid-in capital	34,109	32,108
Accumulated deficit	(14,193)	(9,727)
Accumulated other comprehensive loss	(339)	(72)
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	19,689	22,416
Non-controlling interest	78,869	91,848
Total stockholders’ equity	98,558	114,264
Total liabilities and stockholders’ equity	$134,488	$153,202

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended March 31,
	2020	2019
Net sales	$33,868	$49,898
Cost of sales	26,539	40,911
Gross profit	7,329	8,987
Operating expenses:
Salaries, benefits and payroll taxes	6,614	8,082
General and administrative	8,684	5,384
Goodwill impairment charge	8,996	—
Depreciation and amortization	710	684
Total operating expenses	25,004	14,150
Loss from operations	(17,675)	(5,163)
Other income (expense), net:
Change in fair value of convertible notes	—	(12,063)
Interest expense	(110)	(602)
Other income, net	940	176
Total other income (expense), net	830	(12,489)
Loss before income taxes	(16,845)	(17,652)
(Benefit from) provision for income taxes	(81)	12
Net loss	(16,764)	(17,664)
Less: Net loss attributable to non-controlling interest	(12,298)	—
Net loss attributable to Greenlane Holdings, Inc.	$(4,466)	$(17,664)

Net loss attributable to Class A common stock per share - basic and diluted (1)	$(0.43)	—
Weighted-average shares of Class A common stock outstanding - basic and diluted (1)	10,455	—

Other comprehensive (loss) income:
Foreign currency translation adjustments	(627)	28
Unrealized loss on derivative instrument	(493)	—
Comprehensive loss	(17,884)	(17,636)
Less: comprehensive loss attributable to non-controlling interest	(13,151)	—
Comprehensive loss attributable to Greenlane Holdings, Inc.	$(4,733)	$(17,636)
(1)Basic and diluted net loss per share of Class A common stock is presented only for the period after our organizational transactions.

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss (including amounts attributable to non-controlling interest)	$(16,764)	$(17,664)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	710	684
Debt issuance costs on convertible notes	—	422
Equity-based compensation expense	270	2,851
Goodwill impairment charge	8,996	—
Change in fair value of contingent consideration	(615)	—
Change in fair value of convertible notes	—	12,063
Change in provision for doubtful accounts	18	603
Change in provision for slow moving or obsolete inventory	(117)	81
Other	64	12
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	1,560	(2,647)
Vendor deposits	2,169	1,659
Inventories	158	(6,652)
Deferred offering costs	—	(582)
Other current assets	2,324	(720)
Accounts payable	(178)	1,963
Accrued expenses	1,258	1,208
Customer deposits	(680)	(542)
Net cash used in operating activities	(827)	(7,261)
Cash flows from investing activities:
(Purchase consideration paid for) cash acquired from acquisitions	(1,272)	91
Purchases of property and equipment, net	(990)	(509)
Purchase of intangible assets, net	—	(54)
Investment in equity securities	—	(500)
Net cash used in investing activities	(2,262)	(972)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	8,050
Payment of debt issuance costs - convertible notes	—	(1,590)
Proceeds from - line of credit, net	—	325
Redemption of Class A and Class B units of Greenlane Holdings, LLC	—	(3,019)
Other	(149)	(125)
Net cash (used in) provided by financing activities	(149)	3,641
Effects of exchange rate changes on cash	(615)	28
Net decrease in cash	(3,853)	(4,564)
Cash, as of beginning of the period	47,773	7,341
Cash, as of end of the period	$43,920	$2,777

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$409	$178
Lease liabilities arising from obtaining right-of-use assets:
Operating leases	$331	$2,411
Non-cash investing activities and financing activities:
Redeemable Class B Units issued for acquisition of a subsidiary, net of issuance costs	$—	$6,514
Shares of Class A common stock issued for acquisition of Conscious Wholesale	$1,719	$—
Deferred offering costs included in accounts payable and accrued expenses	$—	$2,068

GREENLANE HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The reconciliation of our Net Loss to Adjusted Net Loss for the three months ended March 31, 2020 and 2019, respectively, is as follows:

	Three Months Ended March 31,
	2020		2019
	(in thousands)
Net loss	$(16,764)		$(17,664)
Debt placement costs for convertible notes (1)	—		422
Transition to being a public company (2)	—		850
Equity-based compensation	270		2,851
One-time consulting and licensing related to ERP system implementation costs	64		—
Restructuring expenses	108		—
Due diligence costs related to acquisition target	1,221		—
Goodwill impairment charge	8,996		—
Change in fair value of convertible notes	—		12,063
Adjusted net loss	$(6,105)	-6105000	$(1,478)
(1)Debt placement costs related to the issuance of convertible notes in January 2019.
(2)Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with our transition to being a public company.

The reconciliation of our Net Loss to Adjusted EBITDA for the three months ended March 31, 2020 and 2019, respectively, is as follows:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Net loss	$(16,764)	$(17,664)
Other income, net (1)	(940)	(176)
Transition to being a public company (2)	—	850
Interest expense	110	602
(Benefit from) provision for income taxes	(81)	12
Depreciation and amortization	710	684
Equity-based compensation expense	270	2,851
One-time consulting and licensing related to ERP system implementation costs	64	—
Restructuring expenses	108	—
Due diligence costs related to acquisition target	1,221	—
Goodwill impairment charge	8,996	—
Change in fair value of convertible notes	—	12,063
Adjusted EBITDA	$(6,306)	$(778)
(1)Includes rental income, interest income, changes in the fair value of contingent consideration, and other miscellaneous income.
(2)Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with our transition to being a public company.